UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

Quarterly Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

For the Quarter Ended March 31, 2001                              Commission File No. 1-14501

PENNZOIL-QUAKER STATE COMPANY

(Exact name of registrant as specified in its charter)

                      Delaware                                                                              76-0200625

(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

Pennzoil Place, P.O. Box 2967

Houston, Texas 77252-2967

(Address of principal executive offices)

EXHIBIT

PENNZOIL-QUAKER STATE COMPANY AND SUBSIDIARIES

INDEX TO EXHIBITS

Exhibit No.

      12     Computation of Ratio of Earnings to Fixed Charges for the three months ended

               March 31, 2001 and 2000.